Exhibit 5.1

Hogan Lovells US LLP Harbor East 100 International Drive Suite 2000 Baltimore, MD 21202 T +1 410 659 2700 F +1 410 659 2701 www.hoganlovells.com

January 19, 2018

Board of Directors

Intrexon Corporation

20374 Seneca Meadows Parkway

Germantown, MD 20876

Ladies and Gentlemen:

We are acting as counsel to Intrexon Corporation, a Virginia corporation (the “Company”), in connection the public offering of up to 6,900,000 shares of the common stock, no par value, of the Company (the “Shares”), pursuant to registration statement on Form S-3 (File No. 333-220326) (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), the accompanying prospectus dated September 1, 2017 (the “Prospectus”) that forms a part thereof and the supplement to the Prospectus dated January 17, 2018 (the “Prospectus Supplement”). The Shares are to be sold by the Company pursuant to the Underwriting Agreement, dated as of January 17, 2018, among the Company and the underwriters named therein (the “Underwriting Agreement”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Virginia Stock Corporation Act, as amended. We express no opinion herein as to any other statutes, rules or regulations.

Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) issuance of the Shares pursuant to the terms of the Underwriting Agreement and (ii) receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors and the Pricing Committee of the Board of Directors, the Shares will be validly issued, fully paid, and nonassessable.

Hogan Lovells US LLP is a limited liability partnership registered in the District of Columbia. “Hogan Lovells” is an international legal practice that includes Hogan Lovells US LLP and Hogan Lovells International LLP, with offices in: Alicante  Amsterdam  Baltimore  Beijing  Birmingham  Boston   Brussels  Caracas Colorado Springs  Denver  Dubai  Dusseldorf  Frankfurt  Hamburg  Hanoi  Ho Chi Minh City  Hong Kong  Houston   Johannesburg  London  Los Angeles Luxembourg  Madrid Mexico City  Miami  Milan  Minneapolis  Monterrey  Moscow  Munich  New York  Northern Virginia  Paris  Perth  Philadelphia  Rio de Janeiro Rome   San Francisco São Paulo  Shanghai   Silicon Valley  Singapore  Sydney  Tokyo  Warsaw  Washington DC  Associated offices: Budapest  Jakarta  Shanghai FTZ  Ulaanbaatar  Zagreb. Business Service Centers: Johannesburg  Louisville. For more information see www.hoganlovells.com

Intrexon Corporation	- 2 -	January 19, 2018

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise of any changes in the foregoing subsequent to the date hereof.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K to be filed with the Securities and Exchange Commission on the date hereof and to the reference to this firm under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ Hogan Lovells US LLP

HOGAN LOVELLS US LLP